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                                                                    EXHIBIT 99.1


INTEGRATED ORTHOPAEDICS, INC. DECLARES DIVIDEND OF WARRANTS

HOUSTON--(BUSINESS WIRE)--Nov. 21, 2000-- Integrated Orthopaedics, Inc. (AMEX:IOI) today announced that its Board of Directors declared a dividend to the holders of its common stock, of warrants to purchase additional shares of IOI common stock.

Under the terms of the dividend, each holder of IOI's common stock will receive a warrant to purchase 0.50 of a share of IOI common stock for each share of common stock that the shareholder owns on the record date. These warrants will be exercisable for a price to be determined upon IOI's planned merger with PowerBrief, Inc. or upon the termination of the merger agreement with regard to such merger.

The record date for the dividend is December 1, 2000 and the payment date will be December 19, 2000.

         For more information, please contact:

Jose E. Kauachi
713/225-5464
- or -
Scott J. Hancock
650/234-0514
Integrated Orthopaedics Inc., Houston

This announcement contains forward-looking statements about Integrated Orthopaedics, Inc. that involve risks and uncertainties. These forward-looking statements are developed by combining currently available information with IOI's beliefs and assumptions. These statements often contain words like will, believe, expect, anticipate, intend, contemplate, seek, plan, estimate or similar expressions. Forward-looking statements do not guarantee future performance. These statements are made under the protection afforded them by
Section 21E of the Securities Exchange Act of 1934. Because IOI cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, IOI's actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect IOI, see IOI's 1999 Annual Report on Form 10-KSB40 and registration statement and proxy statement to be filed in connection with the merger with PowerBrief. Such documents can be obtained through the website maintained by the Securities and Exchange Commission at www.sec.gov <http://www.sec.gov/>.



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